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                                   EXHIBIT 10(p)(i)

                         AMENDMENT TO EMPLOYMENT ARRANGEMENT
                        BETWEEN THE COMPANY AND DOUGLAS GLADER

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                                   January 16, 1997

PERSONAL AND CONFIDENTIAL
Mr. Douglas J. Glader
Digi International Inc.
11001 Bren Road East
Minnetonka, MN 55343

Dear Doug:

    This letter confirms the terms of the amendment to your employment agreement with the Company dated February 6, 1995 (the "Agreement"). Except as specifically provided for herein, the terms of the Agreement remain in full force and effect.

    If you are terminated by the Company without "cause" on or before July 31, 1998, you would be entitled to severance equal to one year's base salary and a bonus (if earned) that would be pro-rated for the portion of the fiscal year through the termination date. The definition of cause is attached as an appendix to the Agreement.

    In addition, with regard to your relocation expenses associated with your move from California to Minnesota, the Company has agreed to gross up the amount paid to you to cover any taxes that you may be obligated to pay as a result of the Company's reimbursement.

    The Agreement as amended by this letter constitutes the entire agreement between you and the Company regarding the subject matter contained therein and supersedes all prior agreements and understandings relating thereto.

    If the terms outlined above are acceptable, please confirm by signing the enclosed copy below and returning it to me.

                                  Very truly yours,
                                  DIGI INTERNATIONAL INC.



                                    /S/RICHARD E. EICHHORN
                                  -----------------------------------
                                  By Richard E. Eichhorn
                                  Chairman, Compensation Committee


                                  ACCEPTED:


                                    /S/DOUGLAS J. GLADER
                                  -----------------------------------
                                        Douglas J. Glader